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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 22, 2005

                             NEW VISUAL CORPORATION

             (Exact name of registrant as specified in its charter)




---------------------------- ------------------------- -------------------------
         Utah                         0-21875                 95-4545704
---------------------------- ------------------------- -------------------------
(State or other jurisdiction (Commission File Number)       (IRS Employer
      of incorporation)                                   Identification No.)
---------------------------- ------------------------- -------------------------

                 305 NE 102ND AVE, SUITE 105, PORTLAND, OR 97220
          (Address of principal executive offices, including Zip Code)

                                 (503) 257-6700
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.06 MATERIAL IMPAIRMENTS

On July 22, 2005, New Visual Corporation (the "Company") concluded that the fair value of the Company's film in distribution was less than its unamortized film costs and, accordingly, the Company will record an impairment charge of $1,009,777 that will be included in the Company's consolidated statement of operations for the quarter ending July 31, 2005 and will reduce the carrying value assigned to film in distribution to $0.

The conclusion was based upon information the Company received from the film's distributor in July 2005 relating to lower than expected sales of the DVD.

The impairment charge will not result in future cash expenditures by the Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information

None.

(c) Exhibits:

None.




DATED: JULY 28, 2005

                                      BY:  /S/ BRAD KETCH
                                           -------------------------------------
                                           BRAD KETCH
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER